Execution Copy

RECONSTITUTED SERVICING AGREEMENT

THIS RECONSTITUTED SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of September, 2007, by and between LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (the “Seller” or “Lehman Brothers Holdings”), COUNTRYWIDE HOME LOANS SERVICING LP, a Texas limited partnership (the “Servicer”), a wholly owned subsidiary of COUNTRYWIDE HOME LOANS, INC., a New York corporation (“Countrywide”), and acknowledged by AURORA LOAN SERVICES LLC, a Delaware limited liability company (“Aurora”), as master servicer, and U.S. BANK NATIONAL ASSOCIATION, solely in its capacity as trustee (in such capacity, the “Trustee”) under the Trust Agreement (as defined below), recites and provides as follows:

RECITALS

WHEREAS, Lehman Brothers Bank, FSB (the “Bank”) acquired certain adjustable rate, conventional, first lien, negative amortization residential mortgage loans from Countrywide Home Loans, Inc. pursuant to the Flow Seller’s Warranties and Servicing Agreement between the Bank and Countrywide Home Loans, Inc., dated as of June 1, 2004 and amended as of January 31, 2006 (the “Amendment Reg AB” and collectively hereinafter, the “SWSA”), attached hereto as Exhibit B (the “Mortgage Loans”) and such Mortgage Loans are being serviced on behalf of Countrywide Home Loans, Inc. by the Servicer.

WHEREAS, pursuant to an Assignment and Assumption Agreement, dated September 1, 2007 (the “Assignment and Assumption Agreement”) annexed as Exhibit C hereto, the Seller acquired from the Bank all of the Bank’s right, title, interest and obligations in and to the Mortgage Loans currently serviced under the SWSA and assumed for the benefit of each of the Servicer and the Bank the rights and obligations of the Bank as owner of such Mortgage Loans pursuant to the SWSA.

WHEREAS, the Seller has conveyed the Mortgage Loans identified on Exhibit D hereto (the “Serviced Mortgage Loans”) to Structured Asset Securities Corporation, a Delaware special purpose corporation (“SASCO”), which in turn has conveyed the Serviced Mortgage Loans to the Trustee, pursuant to a trust agreement, dated as of September 1, 2007 (the “Trust Agreement”), among the Trustee, Aurora, as master servicer (“Aurora,” and, together with any successor master servicer appointed pursuant to the provisions of the Trust Agreement, the “Master Servicer”), and SASCO.

WHEREAS, the Serviced Mortgage Loans are currently being serviced by the Servicer pursuant to the SWSA.

WHEREAS, the Seller desires that the Servicer continue to service the Serviced Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of the Seller and the Master Servicer to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein.

WHEREAS, the Seller and the Servicer agree that the provisions of the SWSA shall apply to the Serviced Mortgage Loans, but only to the extent provided herein and that this Agreement shall govern the Serviced Mortgage Loans for so long as such Serviced Mortgage Loans remain subject to the provisions of the Trust Agreement.

WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Serviced Mortgage Loans on behalf of the Trust Fund (or the Trustee on behalf of the Trust Fund), and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Agreement.

WHEREAS, the Seller and the Servicer intend that each of the Master Servicer and the Trustee is an intended third party beneficiary of this Agreement as described in Section 33 of Exhibit A hereunder.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Servicer hereby agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the SWSA incorporated by reference herein (regardless of whether such terms are defined in the SWSA), shall have the meanings ascribed to such terms in the Trust Agreement.

2. Custodianship. The parties hereto acknowledge that U.S. Bank National Association will act as custodian of the Servicing Files for the Trustee on behalf of the Trust Fund pursuant to a Custodial Agreement, dated September 1, 2007, between U.S. Bank National Association and the Trustee.

3. Servicing. The Servicer agrees, with respect to the Serviced Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the SWSA, except as otherwise provided herein and on Exhibit A hereto, and the parties hereto agree that the provisions of the SWSA, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

4. Trust Cut-off Date. The parties hereto acknowledge that by operation of Section 4.05 and Section 5.01 of the SWSA, the remittance on October 18, 2007 to the Trust Fund is to include principal due after September 1, 2007 (the “Trust Cut-off Date”) plus interest, at the Mortgage Loan Remittance Rate collected during the related Due Period exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, with the adjustments specified in clauses (b), (c) and (d) of Section 5.01 of the SWSA.

5. Master Servicing; Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Serviced Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee and the LXS 2007-18N Trust Fund (the “Trust Fund”) created pursuant to the Trust Agreement, shall have the same rights as the Seller under the SWSA to enforce the obligations of the Servicer under the SWSA and the term “Purchaser” as used in the SWSA in connection with any rights of the Purchaser shall refer to the Trust Fund or, as the context requires, the Master Servicer acting in its capacity as agent for the Trust Fund, except as otherwise specified in Exhibit A hereto. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, which failure results in an Event of Default as provided in Section 10.01 of the SWSA. Notwithstanding the foregoing, it is understood that the Servicer shall not be obligated to defend and indemnify and hold harmless the Master Servicer, the Trust Fund, or the Trustee against any losses, damages, penalties, fines, forfeitures, judgments and any related costs including, without limitation, reasonable and necessary legal fees, resulting from (i) actions or inactions of the Servicer which were taken or omitted upon the instruction or direction of the Master Servicer, the Trust Fund, or the Trustee, or (ii) the failure of the Master Servicer, the Trust Fund, or the Trustee to perform their obligations under this Agreement. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of the Seller under the SWSA and in connection with the performance of the Master Servicer’s duties hereunder the parties and other signatories (except Countrywide and the Servicer) hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement.

6. No Representations. Neither Countrywide nor the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the characteristics of the Serviced Mortgage Loans (other than those representations and warranties made by Countrywide in Section 3.02 of the SWSA as of the date of the sale from Countrywide to the Bank) in connection with the transactions contemplated by the Trust Agreement and issuance of the Certificates issued pursuant thereto.

7. Notices. All notices and communications between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trustee on behalf of the Trust Fund shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

All notices required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, Colorado 80124
Attn:  Michele Olds - Master Servicing
           LXS 2007-18N
Tel:     720-945-4657
Fax:     720-945-3968

All remittances required to be made to the Master Servicer under this Agreement shall be made on a scheduled/scheduled basis to the following wire account:

Bank of New York
New York, New York
ABA#: 021-000-018
Account Name: Aurora Loan Services LLC,
                             Master Servicing Payment Clearing Account
Account Number: 8900620730
Beneficiary: Aurora Loan Services LLC
For further credit to: LXS 2007-18N

All notices required to be delivered to the Trustee on behalf of the Trust Fund hereunder shall be delivered to the Trustee at the following address:

U.S. Bank National Association
1 Federal Street
Boston, M.A. 02110
Reference:  LXS 2007-18N
Attention: Corporate Trust Services
Telephone: (617) 603-6413
Telecopier: (617) 603-6638

All notices required to be delivered to the Seller hereunder shall be delivered to the Seller, at the following address:

Lehman Brothers Holdings Inc.
745 Seventh Avenue, 6th Floor
New York, New York 10019
Attention: Leslee Gelber
Telephone: (212) 526-5861
E-mail: lgelber@lehman.com

With a copy to:
Dechert, LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104-2808
Attention: Steven J. Molitor, Esq.

All notices required to be delivered to the Servicer hereunder shall be delivered to its office at the address for notices as set forth in the SWSA.

8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

10. NIMS Insurer. In addition to the terms and conditions set forth in this Agreement, any and all rights of the Master Servicer and Trustee to receive notices from the Servicer pursuant to this Agreement shall hereby be equally granted to the NIMS Insurer. The Master Servicer or the Trustee on behalf of the Trust Fund shall notify the Servicer in writing of the name and address of the NIMS insurer and the name and telephone number of the appropriate contact employee of the NIMS Insurer. For any and all obligations of the Servicer to obtain consent from the Master Servicer and the Trustee pursuant to this Agreement, the Servicer must also obtain such consent from the NIMS Insurer. Notwithstanding any other provision in this Agreement, the Trust Fund shall hold harmless and indemnify the Servicer for any failure of the NIMS Insurer to comply with the provisions of this Agreement. Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the NIMS Insurer receive the benefit of the provisions of this Agreement as an intended third party beneficiary of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the NIMS Insurer as if it was a party to this Agreement, and the NIMS Insurer shall have the same rights and remedies to enforce the provisions of this Agreement as if it was a party to this Agreement. The parties hereto agree to cooperate in good faith to amend this Agreement in accordance with the terms hereof to include such other provisions as may be reasonably requested by the NIMS Insurer. Notwithstanding the foregoing, all rights of the NIMS Insurer set forth in this Agreement shall exist only so long as the NIM Securities issued pursuant to the NIMS Transaction remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such NIM Securities.

“NIM Security” shall mean any net interest margin security issued by an owner trust or special purpose entity that is holding all rights, title and interest in and to the Class P or Class X Certificates issued by the Trust Fund.

“NIMS Insurer” shall mean collectively, any insurance companies issuing a financial guaranty insurance policy covering certain payments to be made on NIM Securities pursuant to a NIMS Transaction.

“NIMS Transaction” shall mean any transaction in which NIM Securities are secured, in part, by the payments on any of the Class P or Class X Certificates issued by the Trust Fund.

11. Distressed Mortgage Loans. The NIMS Insurer may, at its option, purchase a Distressed Mortgage Loan; provided, however, prior to any such purchase, the Servicer shall be required to continue to make Monthly Advances with respect to such Distressed Mortgage Loans, to the extent required by the applicable servicing provisions in the SWSA. Any such purchase shall be accomplished by: (A) remittance to the Master Servicer of the Purchase Price (as defined in the Trust Agreement) for the Distressed Mortgage Loan for deposit into the Collection Account established by the Master Servicer pursuant to the Trust Agreement, and (B) the NIMS Insurer’s (i) acknowledgment and agreement to retain Servicer, as the servicer for any such purchased Distressed Mortgage Loan, to service such Distressed Mortgage Loan pursuant to the provisions of the SWSA, and (ii) assumption, for the benefit of the Servicer, the rights and obligations of the Trust Fund as owner of such purchased Distressed Mortgage Loans pursuant to the SWSA. The Trustee and the Servicer shall immediately effectuate the conveyance of the purchased Distressed Mortgage Loans to the NIMS Insurer exercising the purchase option, including prompt delivery of the Servicing File and all related documentation to the applicable NIMS Insurer. A Distressed Mortgage Loan is as of any Determination Date a Mortgage Loan that is delinquent in payment for a period of ninety (90) days or more, without giving effect to any grace period permitted by the related Mortgage Loan, or for which the Servicer or Trustee has accepted a deed in lieu of foreclosure.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

Executed as of the day and year first above written.

LEHMAN BROTHERS HOLDINGS INC., as Seller

By:_________________________________ Name: Ellen Kiernan Title: Authorized Signatory

COUNTRYWIDE HOME LOANS SERVICING LP, as Servicer

By: Countrywide GP, Inc., its General Partner
By:_________________________________ Name: Title:

COUNTRYWIDE HOME LOANS, INC.

By:_________________________________ Name: Title:
Acknowledged:

AURORA LOAN SERVICES LLC, as Master Servicer

By:_________________________________ Name: Michele Olds Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee and not individually

By:_________________________________ Name: Title:

EXHIBIT A

Modifications to the SWSA

40.
Unless otherwise specified herein, any provisions of the SWSA, including definitions, relating to (i) representations and warranties relating to the Mortgage Loans and not relating to the servicing of the Mortgage Loans, (ii) Mortgage Loan repurchase obligations, (iii) Whole Loan and Pass-Through Transfers and Reconstitution, and (iv) Assignments of Mortgage, shall be disregarded for purposes relating to this Agreement. Sections 2.01, 2.02, 2.03, 3.02, 3.03 and 3.06 of the SWSA, the exhibits to the SWSA and all references to such exhibits shall also be disregarded and shall be redacted from the SWSA before being attached hereto as Exhibit B.

2.	The definition of “Eligible Investments” in Article I is hereby amended and restated in its entirety to read as follows:

Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

(i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the aggregate principal balance of the Mortgage Loans; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi) a Qualified GIC;

(vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by each Rating Agency of any of the Certificates and has a short term rating of at least “A-1” or its equivalent by each Rating Agency. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time; provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

3.	A definition of “Ginnie Mae” is hereby added to Article I to immediately follow the definition of “Freddie Mac,” to read as follows:

Ginnie Mae: The Government National Mortgage Association, or any successor thereto.

4.	The definition of “Mortgage Loan” in Article I is hereby amended and restated in its entirety to read as follows:

Mortgage Loan: An individual servicing retained Mortgage Loan which has been purchased from the Company by Lehman Brothers Bank, FSB and is subject to this Agreement being identified on the Mortgage Loan Schedule to this Agreement, which Mortgage Loan includes without limitation the Mortgage Loan documents, the monthly reports, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

5.	The definition of “Mortgage Loan Schedule” in Article I is hereby amended and restated in its entirety to read as follows:

Mortgage Loan Schedule: The schedule of Mortgage Loans attached as Exhibit D to this Agreement setting forth certain information with respect to the Mortgage Loans purchased from the Servicer by Lehman Brothers Bank, FSB pursuant to the SWSA.

6.	The definition of “Qualified Depository” in Article I is hereby amended and restated in its entirety to read as follows:

Qualified Depository: The Custodian or another depository, the accounts of which are (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have a minimum short-term rating of “A-2” by S&P, “P-2” by Moody's, or “F-2” by Fitch, as applicable (“Ratings”), respectively, at the time any amounts are held on deposit therein; provided, that following a downgrade, withdrawal, or suspension of such institution's rating above, each account shall, within 30 calendar days, be moved to one or more segregated trust accounts in the trust department of such institution, or to an account at another institution that complies with the above requirements, or (ii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iii) any other account acceptable to the applicable Rating Agency(ies), as evidenced in writing. Each such account may bear interest unless otherwise specified herein. This Agreement may be amended to reduce the rating requirements in clause (i) above pursuant to Section 12.02, provided that, the Person requesting such amendment obtains a letter from the applicable Rating Agency(ies) stating that such reduction in rating requirements would not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities.

7.	A new definition of “Qualified GIC” is hereby added to Article I to immediately follow the definition of “Qualified Depository”, to read as follows:

Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Custodial Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(a) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(b) provide that the Company may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(c) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Company, the Company shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

(d) provide that the Company’s interest therein shall be transferable to any successor Servicer or the Master Servicer hereunder; and

(e) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Custodial Account, as the case may be, not later than the Business Day prior to any Determination Date.

8.	The parties acknowledge that the fourth paragraph of Section 2.02 (Books and Records; Transfers of Mortgage Loans) shall be inapplicable to this Agreement.

9.	The parties acknowledge that Section 2.03 (Delivery of Documents) shall be superseded by the provisions of the Custodial Agreement.

10.	Section 3.01(c) (No Conflicts) is hereby amended by deleting the words “the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser”.

11.	Section 3.01(f) (Ability to Perform) is hereby amended by deleting the second sentence thereof.

12.	Section 3.01(h) (No Consent Required) is hereby amended by deleting the words “or the sale of the Mortgage Loans”.

13.
Section 3.01(i) (Selection Process), Section 3.01(j) (Pool Characteristics), Section 3.01(l) (Sale Treatment), Section 3.01(n) (No Brokers’ Fees) and Section 3.01(o) (Origination) shall be inapplicable to this Agreement.

14.	Four new paragraphs are hereby added at the end of Section 3.01 (Company Representations and Warranties) to read as follows:

It is understood and agreed that the representations and warranties set forth in Section 3.01 (a) through (h) and (k) are hereby restated as of the Closing Date and shall survive the engagement of the Company to perform the servicing responsibilities hereunder and the delivery of the Servicing Files to the Company and shall inure to the benefit of the Trust Fund (or the Trustee on behalf of the Trust Fund) and the Master Servicer. Upon discovery by either the Company, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Company to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Trust Fund, the party discovering such breach shall give prompt written notice to the other.

Within 60 days of the earlier of either discovery by or notice to the Company of any breach of a representation or warranty set forth in Section 3.01 which materially and adversely affects the ability of the Company to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall, at the Master Servicer’s option, assign the Company’s rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer selected by the Master Servicer with the prior consent and approval of the Trustee on behalf of the Trust Fund. Such assignment shall be made in accordance with Section 12.01.

In addition, the Company shall indemnify (from its own funds) the Trust Fund (or the Trustee on behalf of the Trust Fund) and Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Company’s representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 3.01 constitute the sole remedies of the Master Servicer, the Trust Fund (or the Trustee on behalf of the Trust Fund) respecting a breach of the foregoing representations and warranties.

Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Section 3.01 shall accrue upon (i) discovery of such breach by the Company or notice thereof by the Trustee or Master Servicer to the Company, (ii) failure by the Company to cure such breach within the applicable cure period, and (iii) demand upon the Company by the Trustee or the Master Servicer for compliance with this Agreement.

15.	Section 4.01 (Company to Act as Servicer) is hereby amended as follows:

(i) by deleting the first sentence of the second paragraph of such section and replacing it with the following:

Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Trust Fund, provided, however, that unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, reasonably foreseeable, the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification, the Servicer shall calculate the Monthly Payment for such Mortgage Loan based on the modified terms of such Mortgage Loan and shall only be required to make Monthly Advances to the extent of such new Monthly Payment. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Trust Fund, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

(ii) by adding the following to the end of the second paragraph of such section:

Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Company shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

16.	Section 4.04 (Establishment of and Deposits to Custodial Account) is hereby amended as follows:

the words “in trust for the Purchaser of Conventional Residential Conventional Residential Mortgage Loans, and various Mortgagors” in the fourth and fifth lines of the first sentence of the first paragraph shall be replaced by the following: “in trust for LXS 2007-18N Trust Fund and various Mortgagors”.

17.
Section 4.05 (Permitted Withdrawals From Custodial Account) is hereby amended by replacing the words from the word “Purchaser” in the sixth line of clause (ii) to the end of such clause (ii) with the following:

the Trust Fund; provided however, that in the event that the Company determines in good faith that any unreimbursed Monthly Advances will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Monthly Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, the Company may reimburse itself for such amounts from the Custodial Account, it being understood, in the case of any such reimbursement, that the Company’s right thereto shall be prior to the rights of the Trust Fund;

18.
Section 4.06 (Establishment of and Deposits to Escrow Account) shall be amended by deleting the words “Purchaser of Conventional Residential Mortgage Loans, and various Mortgagors” in the fifth line of the first sentence of the first paragraph, and replacing it with the following:

“LXS 2007-18N Trust Fund and various Mortgagors.”

19.	Section 4.15 (Maintenance of LPMI Policy; Claims) is hereby amended by adding the following sentence to the end of paragraph (a):

The Servicer will notify the Master Servicer or Lehman Brothers Holdings in the event that the LPMI Policy is terminated.

20.	Section 4.16 (Title, Management and Disposition of REO Property) is hereby amended as follows:

(i) by replacing the reference to “one year” in the seventh line of the third paragraph thereof with “three years”,

(ii) by adding two new paragraphs after the fourth paragraph thereof to read as follows:

In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Company shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Company has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Company has received such an extension, then the Company shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If the Company has not received such an extension and the Company is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Company has received such an extension, and the Company is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Company shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the Company) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee on behalf of the Trust Fund shall sign any document or take any other action reasonably requested by the Company which would enable the Company, on behalf of the Trust Fund, to request such grant of extension.

Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used or held by or on behalf of the Trust Fund in such a manner, pursuant to any terms or for a period that would: (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) result in the imposition of any tax upon any REMIC included in the Trust Fund.

(iii) by replacing the word “advances” in the sixth line of the fifth paragraph thereof with “Monthly Advances” and

(iv) by adding the following to the end of such Section:

Prior to acceptance by the Company of an offer to sell any REO Property, the Company shall notify the Master Servicer of such offer in writing which notification shall set forth all material terms of said offer (each a “Notice of Sale”). The Master Servicer shall be deemed to have approved the sale of any REO Property unless the Master Servicer notifies the Company in writing, within five (5) days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Company shall not proceed with such sale.

21.	Section 5.01 (Remittances) is hereby amended by adding the following after the second paragraph of such Section:

All remittances required to be made to the Trust Fund or the Master Servicer, as the Trust Fund’s designee, shall be made to the following wire account or to such other account as may be specified by Trust Fund or the Master Servicer from time to time:

Bank of New York
New York, New York
ABA#: 021-000-018
Account Name:   Aurora Loan Services LLC,
                               Master Servicing Payment Clearing Account
Account Number: 8900620730
Beneficiary: Aurora Loan Services LLC
For further credit to: LXS 2007-18N

22.	Section 5.02 (Statements to Purchaser) is hereby amended in its entirety to read as follows:

Section 5.02 Statements to Master Servicer.

(a) The Company shall deliver or cause to be delivered to the Master Servicer on behalf of the Trust Fund executed copies of the custodial and escrow account letter agreements pursuant to Sections 4.04 and 4.06 within 30 days of the Closing Date.

(b) Not later than the tenth calendar day of each month, the Company shall furnish to the Master Servicer an electronic file providing loan level accounting data and a monthly loss report for the period ending on the last Business Day of the preceding month in the format mutually agreed to between the Company and the Master Servicer. The information required by Exhibit E-1, Exhibit E-2 and Exhibit E-3 is limited to that which is readily available to the Company and is mutually agreed to by the Company and Master Servicer.

23.
Section 6.04 (Annual Statement as to Compliance) is hereby replaced in its entirety with Section 2(d) of the Amendment Reg AB and Section 6.05 (Annual Independent Public Accountants’ Servicing Report) is hereby replaced in its entirety with Section 2(e) of the Amendment Reg AB.

24.	Section 9.01 (Indemnification; Third Party Claims) is hereby amended in its entirety to read as follows:

The Company shall indemnify the Trust Fund (or the Trustee on behalf of the Trust Fund) and the Master Servicer, and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. The Company immediately shall notify the Trust Fund, the Master Servicer and the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Company shall follow any written instructions received from the Trustee on behalf of the Trust Fund in connection with such claim. The Trustee from the assets of the Trust Fund promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company’s indemnification pursuant to Section 6.02, or the failure of the Company to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.

The Trust Fund shall indemnify the Company and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and any other costs, fees and expenses that the Company may sustain in any way related to the failure of the Trustee or the Master Servicer to perform its duties in compliance with the terms of this Agreement or the obligations of the Purchaser under this Agreement.

In the event a dispute arises between an indemnified party and the Company with respect to any of the rights and obligations of the parties pursuant to this Agreement and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party shall indemnify and reimburse the winning party for all attorney’s fees and other costs and expenses related to the adjudication of said dispute.

25.	Section 9.03 (Limitation on Liability of Company and Others) is hereby amended in its entirety to read as follows:

Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Master Servicer, the NIMS Insurer, the Trustee, the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such person against any liability that would otherwise be imposed for its disregard for, or failure to perform its obligations and duties under this Agreement, or by reason of any breach of the terms and conditions of this Agreement. The Company and any director, officer, employee or agent of the Company shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Trust Agreement, or the Certificates other than any loss, liability or expense incurred by reason of its disregard for, or failure to perform its obligations and duties hereunder. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Company may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Company shall be entitled to be reimbursed therefor out of the Custodial Account it maintains as provided by Section 4.05.

26.	Section 10.01 (Events of Default) is hereby amended by:

(a)	changing any reference to “Purchaser” to “Master Servicer on behalf of the Trust Fund”; and

(b)
amending subclause (vii) as follows: “the Company at any time is neither a Fannie Mae or Freddie Mac approved servicer, and the Master Servicer has not terminated the rights and obligations of the Company under this Agreement and replaced the Company with a Fannie Mae or Freddie Mac approved servicer within 30 days of the absence of such approval; or”.

(c)

27.	Section 10.02 (Waiver of Defaults) is hereby amended by changing the reference to “Purchaser” to “Master Servicer on behalf of the Trust Fund”.

28.	Section 11.01 (Termination) is hereby amended by restating subclause (ii) thereof to read as below and adding the following sentence after the first sentence of Section 11.01:

(ii)	mutual consent of the Company and the Master Servicer in writing, provided such termination is also acceptable to the Trustee (on behalf of the Trust Fund) and the Rating Agencies.

At the time of any termination of the Company pursuant to this Section 11.01, the Company shall be entitled to all accrued and unpaid Servicing Fees and unreimbursed Servicing Advances and Monthly Advances; provided, however, in the event of a termination for cause under Sections 10.01 hereof, such unreimbursed amounts shall not be reimbursed to the Company until such amounts are received by the Trust Fund from the related Mortgage Loans.

29.	Section 11.02 (Termination Without Cause) is hereby amended by replacing all references to “Purchaser” with “Lehman Brothers Holdings.”

30.	Section 12.01 (Successor to Company) is hereby amended in its entirety to read as follows:

Simultaneously with the termination of the Company’s responsibilities and duties under this Agreement pursuant to Sections 9.04, 10.01, 11.01(ii) or 11.02, the Master Servicer shall, in accordance with the provisions of the Trust Agreement (i) succeed to and assume all of the Company’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor meeting the eligibility requirements of this Agreement, and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement with the termination of the Company’s responsibilities, duties and liabilities under this Agreement. Any successor to the Company that is not at that time a servicer of other mortgage loans for the Trust Fund shall be subject to the approval of the Master Servicer, the Purchaser, the Trustee and each Rating Agency (as such term is defined in the Trust Agreement). Unless the successor servicer is at that time a servicer of other mortgage loans for the Trust Fund, each Rating Agency must deliver to the Trustee a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, the Master Servicer or the Trust Fund, as applicable, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Company under this Agreement. In the event that the Company’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and the remedies available to the Trust Fund under Section 3.03 shall be applicable to the Company notwithstanding any such resignation or termination of the Company, or the termination of this Agreement.

Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Company shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Company shall cooperate with the Trustee and the Master Servicer, as applicable, on behalf of the Trust Fund and such successor in effecting the termination of the Company’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Account or any Escrow Account or thereafter received with respect to the Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and the Master Servicer, and the Trustee, on behalf of the Trust Fund, an instrument accepting such appointment, wherein the successor shall make an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Company under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Sections 9.04, 10.01, 11.01 or 11.02 shall not affect any claims that (i) the Trust Fund (or the Master Servicer or the Trustee on behalf of the Trust Fund) may have against the Company arising out of the Company’s actions or failure to act, or (ii) the Company may have against the Trust Fund (or the Master Servicer or the Trustee on behalf of the Trust Fund), prior to any such termination or resignation.

The Company shall deliver, within three (3) Business Days of the appointment of a successor Servicer, the funds in the Custodial Account and Escrow Account and all Collateral Files, Credit Files and related documents and statements held by it hereunder to the successor Servicer and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

Upon a successor’s acceptance of appointment as such, the Company shall notify the Trust Fund (or the Trustee or the Master Servicer on behalf of the Trust Fund) of such appointment in accordance with the notice procedures set forth herein.

Except as otherwise provided in this Agreement, all reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (as a result of a termination of the Company for cause pursuant to Section 10.01), including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Company hereunder, or of transferring the Servicing Files and the other necessary data to the successor servicer shall be paid by the terminated Servicer from its own funds without reimbursement. The Trust Fund shall be liable for all costs and expenses incurred in connection with any transfer of servicing hereunder, other than costs and expenses incurred in connection with a transfer of servicing for cause as stated above.

31.	Section 12.02 (Amendment) is hereby amended and restated in its entirety as follows:

Section 12.02 (Amendment)

This Agreement may be amended from time to time by written agreement signed by the Company and Lehman Brothers Holdings Inc., with the written consent of the Master Servicer and the Trustee on behalf of the Trust Fund.

32.	Section 12.04 (Duration of Agreement) is hereby amended by deleting the last sentence thereof.

33.	Section 12.10 (Assignment by Purchaser) is hereby deleted in its entirety.

34.	A new Section 12.12 (Intended Third Party Beneficiaries) is hereby added to read as follows:

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Master Servicer and the Trustee receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Company shall have the same obligations to the Master Servicer and the Trustee as if they were parties to this Agreement. The Master Servicer or Trustee, as applicable, on behalf of the Trust Fund, shall only be entitled to enforce the provisions of this Agreement as such provisions relate to such party’s rights or obligations hereunder. The Company shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement. Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification) shall terminate upon termination of the Trust Agreement and of the Trust Fund pursuant to the Trust Agreement. The parties to this Agreement further agree that the Depositor shall have the right to enforce its rights and shall assume its obligations under the Amendment Reg AB as if the Depositor were a signatory to the Amendment Reg AB.

35.
Section 2(b)(i)(vii) of the Amendment Reg AB is hereby amended to read as follows: “there are no affiliations or relationships required to be disclosed under Item 1119 between the Company and any of the parties listed on Exhibit G hereto.

36.	Section 2(c)(iv) of the Amendment Reg AB is hereby amended to read as follows:

The Company shall provide to the Purchaser and any Depositor a description of any affiliation or relationship required to be disclosed under Item 1119 of Regulation AB between the Company and any of the parties listed in Items 1119(a)(1)-(6) of Regulation AB (which parties are listed on Exhibit G hereto) that develops following the closing date of a Securitization Transaction (other than an affiliation or relationship that the Purchaser, the Depositor or any issuing entity has with any of such parties listed in Items 1119(a)(1)-(6) of Regulation AB) no later than 15 calendar days prior to the date the Depositor is required to file its Form 10-K disclosing such affiliation or relationship. For purposes of the foregoing, the Company (1) shall be informed in writing by the Depositor (or its designee) on or prior to March 1st of each calendar year as to the parties to the Securitization Transaction with whom affiliations or relations must be disclosed; to the extent that the Company does not receive such notification in any given calendar year, the Company shall be entitled to assume that the parties to the Securitization Transaction are the same as on the most recent previously delivered written notification (or on the closing date, if no such written notification has been delivered), (2) shall not be obligated to disclose any affiliations or relationships that may develop after the closing date for the Securitization Transaction with any parties not identified to the Company pursuant to clause (D) of paragraph (i) of this Section 2(c), and (3) shall be entitled to rely upon any written identification of parties provided by the Depositor, the Purchaser or any master servicer.

37.
Section 2(d) and Section 2(e)(i) of the Amendment Reg AB are hereby amended by deleting the phrase “The Company shall deliver using best reasonable efforts on or before March 1, but in no event later than March 15” and replacing it with “The Company shall deliver on or before March 5”.

38.	The last sentence of Section 2(e)(i)(A) of the Amendment Reg AB is hereby amended to read as follows:

Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, and shall address each of the Servicing Criteria specified on Exhibit B hereto;

39.	Section 2(g)(ii)(B) of Amendment Reg AB is hereby amended by replacing the first sentence of such Section with the following:

Any failure by the Company, any Subservicer or any Participating Entity to deliver any information, report, certification or accountants’ letter when and as required under Section 2(d) or 2(e), including (except as provided below) any failure by the Company to identify pursuant to Section 2(f)(ii) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for nine calendar days after receipt by the Company of written notice of such failure, or which continues unremedied through March 25 after receipt by the Company of any other form of notice of such failure, or which, upon any form of notice of such failure on or after March 25, is not remedied in a commercially prompt and reasonable manner, shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided, however it is understood that the Company shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Company under this Agreement and/or any applicable Reconstitution Agreement.

40.	Exhibit B of Amendment Reg AB (Servicing Criteria to be Addressed in Assessment of Compliance) is hereby amended by inserting Exhibit H hereto in its place.

EXHIBIT B

SWSA

[See Exhibit 99.3]

B-1

Exhibit C

Assignment and Assumption Agreement

[Intentionally Omitted]

C-1

EXHIBIT D

Schedule of Serviced Mortgage Loans

On file at the offices of:
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104-2808
Attn: Steven J. Molitor
Telephone: (215) 994-2777
Telecopier: (215) 994-2222

D-1

EXHIBIT E-1

FORM OF MONTHLY REMITTANCE ADVICE

FIELD NAME	DESCRIPTION	FORMAT
INVNUM	INVESTOR LOAN NUMBER	Number no decimals
SERVNUM	SERVICER LOAN NUMBER, REQUIRED	Number no decimals
BEGSCHEDBAL	BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED	Number two decimals
BEGINNING TRAIL BALANCE FOR ACTUAL/ACTUAL,
REQUIRED
SCHEDPRIN	SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED	Number two decimals
ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL,
REQUIRED, .00 IF NO COLLECTIONS
CURT1	CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT1DATE	CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT1ADJ	CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
CURT2	CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT2DATE	CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT2ADJ	CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
LIQPRIN	PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
OTHPRIN	OTHER PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
PRINREMIT	TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
INTREMIT	NET INTEREST REMIT, INCLUDE PAYOFF INTEREST,	Number two decimals
.00 IF NOT APPLICABLE
TOTREMIT	TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
ENDSCHEDBAL	ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED	Number two decimals
ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDACTBAL	ENDING TRIAL BALANCE	Number two decimals
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDDUEDATE	ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT	DD-MMM-YY
ACTCODE	60 IF PAIDOFF, BLANK IF NOT APPLICABLE	Number no decimals
ACTDATE	ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
INTRATE	INTEREST RATE, REQUIRED	Number seven decimals
Example .0700000 for 7.00%
SFRATE	SERVICE FEE RATE, REQUIRED	Number seven decimals
Example .0025000 for .25%
PTRATE	PASS THRU RATE, REQUIRED	Number seven decimals
Example .0675000 for 6.75%
PIPMT	P&I CONSTANT, REQUIRED	Number two decimals
.00 IF PAIDOFF

E-1-1

EXHIBIT E-2

STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

Column	Data Field	Format	Data Description
A	Servicer loan number	VARCHAR2(15)	Individual number that uniquely identifies loan as defined by servicer.
B	Loan type	VARCHAR2(2) FHA Residential 2=VA Residential 3=Conventional w/o PMI 4=Commercial 5=FHA Project 6=Conventional w/PMI 7=HUD 235/265 9=Farm Loan	Type of loan being serviced generally defined by the existence of certain types of insurance. (ie: FHA, VA, conventional insured, conventional uninsured, SBA, etc.)
C	Actual due date	DATE(MM/DD/YYYY)	Actual due date of the next outstanding payment amount due from the mortgagor.
D	Delinquency flag	VARCHAR2(2) Y= 90+ delinq. Not in FC, Bky or Loss mit N=Less than 90 days delinquent	Servicer defined indicator that identifies that the loan is delinquent but is not involved in loss mitigation, foreclosure, bankruptcy or REO.
E	Foreclosure flag	VARCHAR2(2) Y=Active foreclosure N=No active foreclosure	Servicer defined indicator that identifies that the loan is involved in foreclosure proceedings.
F	Bankruptcy flag	VARCHAR2(2) Y=Active Bankruptcy N=No Active Bankruptcy	Servicer defined indicator that identifies that the property is an asset in an active bankruptcy case.
G	Loss mit flag	VARCHAR2(2) Y= Active loss mitigation N=No active loss mitigation	Servicer defined indicator that identifies that the loan is involved in completing a loss mitigation alternative.
H	Post Foreclosure Flag	R=REO C=Claims T=Third Party N= No FC sale held	Servicer defined indicator that identifies that the property is in REO/Claims or went to a Third Party at FC sale
I	Foreclosure attorney referral date	DATE(MM/DD/YYYY)	Actual date that the loan was referred to local counsel to begin foreclosure proceedings.
J	Actual first legal date	DATE(MM/DD/YYYY)	Actual date that foreclosure counsel filed the first legal action as defined by state statute.

E-2-1

K	Date FC sale scheduled	DATE(MM/DD/YYYY)	Date that the foreclosure sale is either project or scheduled to be held.
L	Foreclosure actual sale held date	DATE(MM/DD/YYYY)	Actual date that the foreclosure sale was held.
M	3rd Party Sale	VARCHAR2(7) Y= Sold to a 3rd Party at FC sale N= Sold back to noteholder at FC sale	Servicer defined indicator that idenities that the loan was sold to a 3rd Party at Foreclosure Sale
N	Bankruptcy filed date	DATE(MM/DD/YYYY)	Actual date that the bankruptcy petition is filed with the court.
O	Bankruptcy chapter	VARCHAR2(2) 7= Chapter 7 filed 11= Chapter 11 filed 12= Chapter 12 filed 13= Chapter 13 filed	Chapter of bankruptcy filed.
P	Post petition due date	DATE(MM/DD/YYYY)	The post petition due date of a loan involved in a chapter 13 bankruptcy.
Q	Pre and Post Payments paid by trustee	VARCHAR2(2) Y=Trustee Pays both N=No Trustee only pays Pre Payments	To identify if the trustee makes the pre and post petition payments throughout the Bankruptcy.
R	Bankruptcy discharge date	DATE(MM/DD/YYYY)	Actual date that the Discharge Order is entered in the bankruptcy docket.
S	BK Relief/Dismissal Granted date	DATE(MM/DD/YYYY)	Actual date that the dismissal or relief from stay order is entered by the bankruptcy court.
T	Loss mit approval date	DATE(MM/DD/YYYY)	The date determined that the servicer and mortgagor agree to pursue a defined loss mitigation alternative.
U	Loss mit type	VARCHAR2(2) CH= Charge off DI= Deed in lieu FB= Forbearance plan/repay MO=Modification PC=Partial claim SH=Short sale VA=VA refunding SL= Solication of Loss Mit	The defined loss mitigation alternative identified on the loss mit approval date.
V	Repay first due date	DATE(MM/DD/YYYY)	The due date of the first scheduled payment due under a forbearance or repayment plan agreed to by both the mortgagor and servicer.

E-2-2

W	Repay next due date	DATE(MM/DD/YYYY)	The due date of the next outstanding payment due under a forbearance or repayment plan agreed to by both the mortgagor and servicer.
X	REO original list date	DATE(MM/DD/YYYY)	The initial/first date that the property was listed with an agent as an REO.
Y	REO original list price	NUMBER(15,2)	The initial/first price that was used to list the property with an agent as an REO.
Z	REO current list price	NUMBER(15,2)	The current list price of the REO
AA	REO sales price	NUMBER(10,2)	The actual REO sales price
AB	REO offer accepted	DATE(MM/DD/YYYY)	The actual date that the REO offer was accepted.
AC	REO actual closing date	DATE(MM/DD/YYYY)	The actual date that the sale of the REO property closed escrow.
AD	REO net proceeds received	NUMBER(10,2)	The actual REO sales price less closing costs paid. The net sales proceeds are identified within the HUD1 settlement statement.
AE	Eviction start date	DATE(MM/DD/YYYY)	Actual date that the eviction proceedings are commenced by local counsel.
AF	Eviction complete date	DATE(MM/DD/YYYY)	Actual date that the eviction proceedings are completed by local counsel.
AG	MI claim filed date	DATE(MM/DD/YYYY)	Actual date that the claim was submitted to the PMI company.
AH	MI claim amount filed	NUMBER(15,2)	The amount of the claim that was filed by the servicer with the PMI company.
AI	MI claim funds received date	DATE(MM/DD/YYYY)	Actual date that funds were received from the PMI company as a result of transmitting an MI claim.
AJ	MI claim amount paid	NUMBER(15,2)	The amount of the claim that the MI company paid.
AK	MI Interest Paid to Date	DATE (MM/DD/YYYY)	The date through which MI paid interest
AL	Clear Title Date	DATE (MM/DD/YYYY)	Actual date that the property became marketable.

E-2-3

AM	FHA 27011A transmitted date	DATE(MM/DD/YYYY)	Actual date that the FHA 27011A claim was submitted to HUD.
AN	FHA Part A funds received date	DATE(MM/DD/YYYY)	Actual date that funds were received from HUD as a result of transmitting the 27011A claim.
AO	FHA 27011 B transmitted date	DATE(MM/DD/YYYY)	Actual date that the FHA 27011B claim was submitted to HUD.
AP	FHA Part B Funds Received Date	DATE(MM/DD/YYYY)
AQ	VA NOE submitted date	DATE(MM/DD/YYYY)	Actual date that the Notice of Election to Convey was submitted to the VA.
AR	VA first funds received date	DATE(MM/DD/YYYY)	The date that the funds from the specified bid were received by the servicer from the VA.
AS	VA first funds received amount	NUMBER(15,2)	The amount of funds received by the servicer from VA as a result of the specified bid.
AT	Title approval letter received date	DATE(MM/DD/YYYY)	The actual date that the title approval was received as set forth in the HUD title approval letter.
AU	VA claim submitted date	DATE(MM/DD/YYYY)	The actual date that the expense claim was submitted by the servicer to the VA.
AV	VA claim funds received date	DATE(MM/DD/YYYY)	The actual date that funds were received by the servicer from the VA for the expense claim submitted by the servicer.
AW	VA Claim funds received amount	NUMBER(15,2)	The amount of funds received by the servicer from VA as a result of the specified bid.
AX	Current Value	NUMBER(10,2)	The most recent value of the property.
AY	Current Value Source	VARCHAR2(15) BPO= Broker's Price Opinion Appraisal=Appraisal Blank = Assumed BPO if Value and Date reported	Name of vendor or management company that provided the value.
AZ	Current Value date	DATE(MM/DD/YYYY)	The most recent value date of the property.

E-2-4

BA	Current Occupancy status	VARCHAR2(1) O=Owner occupied T=Tenant occupied U=Unknown V=Vacant	The most recent status of the property regarding who if anyone is occupying the property. Typically a result of a routine property inspection.
BB	Date of last property inspection	DATE(MM/DD/YYYY )	The date of the most recent property inspection
BC	Property condition	VARCHAR2(2) 1= Excellent 2=Good 3=Average 4=Fair 5=Poor 6=Very poor	Physical condition of the property as most recently reported to the servicer by vendor or property management company.
BD	Reason for default
VARCHAR2(3)
001=Death of principal mtgr
002=Illness of principal mtgr
003=Illness of mtgr's family member
004=Death of mtgr's family member
005=Marital difficulties
006=Curtailment of income
007=Excessive obligations
008=Abandonment of property
009=Distant employee transfer
011=Property problem/Natural Disaster
012=Inability to sell property
013=Inability to rent property
014=Military service 015=Other
016=Unemployment
017=Business failure
019=Casualty loss
022=Energy-Environment costs
023= Servicing problems
026= Payment adjustment
027=Payment dispute
029=Transfer ownership pending
030=Fraud
031=Unable to contact borrower
INC=Incarceration
Cause of delinquency as identified by mortgagor. (Standard FNMA Reasons for Default)

E-2-5

BE	Corporate expense balance	NUMBER(10,2)
Total of all cumulative expenses advanced by the servicer for non-escrow expenses such as but not limited to: FC fees and costs, bankruptcy fees and costs, property preservation and property inspections.

BF	Escrow balance	NUMBER(10,2)	The positive or negative account balance that is dedicated to payment of hazard insurance, property taxes, MI, etc. (escrow items only)
BG	Escrow advance balance	NUMBER(10,2)	The positive or negative account balance that is dedicated to payment of hazard insurance, property taxes, MI, etc. (escrow items only)
BH	Suspense balance	NUMBER(10,2)	Money submitted to the servicer, credited to the mortgagor's account but not allocated to principal, interest, escrow, etc.
BI	Restricted escrow balance	NUMBER(10,2)	Money held in escrow by the mortgage company through completion of repairs to property.
BJ	VA LGC/ FHA Case number	VARCHAR2(15)
Number that is assigned individually to the loan by either HUD or VA at the time of origination. The number is located on the Loan Guarantee Certificate (LGC) or the Mortgage Insurance Certificate (MIC).

BK	Senior Lien Balance	NUMBER(10,2)	Current Principal Balance on First lien or Original Principal Balance
BL	Litigation in process	VARCHAR2(7) Y=Active N=No active	Any delinquent loan that is not able to be Foreclosed on or the REO is not marketable
BM	Loan Liquidated	VARCHAR2 CH-Charge off SS-Short sale REO-REO VA-VA Refunding	Type of liquidation within the last 30 days.

E-2-6

BN	Date of Liquidation	DATE(MM/DD/YYYY)	Date the CH, SS, REO or VA was liquidation off of servicer system.
BO	Bankruptcy Loss	NUMBER(10,2)	Cramdown amount associated with the
BP	% of MI coverage	NUMBER(6,5)	% of Coverage of MI
BQ	MI Carrier		Name of the MI Company
BR	MI Certification Number	VARCHAR2(15)	MI Cerftificaiton Number
BS	% of Pool MI Coverage	NUMBER(6,5)
BT	Pool MI Carrier
BU	Pool MI Certification Number	VARCHAR2(15)
BV	VA Interest Cutoff Date	DATE(MM/DD/YYYY)	The date in which VA has determine the Cut off date
BW	Investor number	NUMBER (10,2)	Unique number assigned to a group of loans in the servicing system.
BX	Estimated (Loss)/Gain	NUMBER (10,2)	The projected loss at REO

E-2-7

EXHIBIT E-3

FORM OF MONTHLY LOAN LOSS REPORT

* Servicer shall only provide the information regarding the fields indicated with an ‘X’, or as otherwise mutually agreed upon.

Final Report Field Heading	Definition	Format	Applicable Information*
Servicer Cut Off Date	Reporting cycle cut off date	DATE(MM/DD/YYYY)	X
Servicer Loan Number	Individual number that uniquely identifies loan as defined by servicer.	VARCHAR2(15)	X
Investor Loan Number	Individual number that uniquely identifies loan as defined by Aurora Master Servicing.	NUMBER(9)	X
Servicer Customer Number	Unique number assigned to each servicer	NUMBER(3)	X
Investor ID	Unique number assigned to a group of loans in the servicing system.	NUMBER (10,2)	X
Resolution Type	Description of the process to resolve the delinquency. Ex. Foreclosure, Short Sale, Third Party Sale, Deed In Lieu, etc.	VARCHAR2(15)
Resolution Date	Date the process described in Resolution Type was completed.	DATE(MM/DD/YYYY)	X
Liquidation Date	Date the loan was liquidated on the servicers servicing system.	DATE(MM/DD/YYYY)	X
REO Sale Date	Actual date that the sale of the REO property closed escrow.	DATE(MM/DD/YYYY)	X
Title Date	Date clear title was recorded.	DATE(MM/DD/YYYY)
MI Percent	Percent of coverage provided by the PMI company in the event of loss on a defaulted loan.	NUMBER(6,5)	X
First Legal Date	Actual date that foreclosure counsel filed the first legal action as defined by state statute.	DATE(MM/DD/YYYY)	X
Bankruptcy 1 Filing Date	Actual date the bankruptcy petition is filed with the court.	DATE(MM/DD/YYYY)	X
Bankruptcy 1 Relief Date	Actual date the Discharge, Dismissal or Relief Order is entered in the bankruptcy docket.	DATE(MM/DD/YYYY)	X

E-3-1

Bankruptcy 2 Filing Date	Actual date the bankruptcy petition is filed with the court.	DATE(MM/DD/YYYY)
Bankruptcy 2 Relief Date	Actual date the Discharge, Dismissal or Relief Order is entered in the bankruptcy docket.	DATE(MM/DD/YYYY)
Foreclosure Fees	Amount paid to the Foreclosure Attorney for performing his service.	NUMBER(10,2)
Foreclosure Costs	Amount incurred as part of the foreclosure process.	NUMBER(10,2)
Bankruptcy Costs	Amount incurred related to a bankruptcy filing involving the borrower or subject property.	NUMBER(10,2)
Eviction Costs	Amount incurred related to the eviction process.	NUMBER(10,2)
Appraisal Costs	Amount incurred to acquire a value for the subject property.	NUMBER(10,2)
Preservation Costs	Amount incurred to preserve and secure the property.	NUMBER(10,2)
Utility Costs	Amount incurred for utilities at the property.	NUMBER(10,2)
HOA Costs	Amount paid to the Home Owners Association to maintain the property dues.	NUMBER(10,2)
Other Costs	Amount of Miscellaneous Expenses incurred during the default process.	NUMBER(10,2)
Interest on Advances	Interest paid by HUD/VA or MI on the amounts advanced related to the liquidation of the property.	NUMBER(10,2)
Hazard Refunds	Amount of refunds of Hazard Premiums paid.	NUMBER(10,2)
Real Estate Taxes	Amount of any taxes paid during the default process.	NUMBER(10,2)
Hazard Premiums	Amount paid for Hazard Insurance on the property held as collateral for the mortgage.	NUMBER(10,2)
MI Premiums	Amount paid for Mortgage Insurance related to the mortgage loan.	NUMBER(10,2)
Other Escrow	Miscellaneous Expenses incurred from the escrow account during the default process.	NUMBER(10,2)

E-3-2

Sales Proceeds	Funds received in connection with the sale of the property held as collateral for the mortgage loan (Positive Number).	NUMBER(10,2)	X
Initial Claim Proceeds	Funds received in connection with the conveyance of the property to the insuring agency (Positive Number).	NUMBER(10,2)	X
Final Claim Proceeds	Claim funds received from the insuring agency (HUD/VA).	NUMBER(10,2)	X
Other Proceeds	Miscellaneous funds received in connection with the property held as collateral for the mortgage loan (Positive Number).	NUMBER(10,2)
Escrow Balance	Any positive balance remaining in the escrow account.	NUMBER(10,2)
Replacement Reserve Bal	Amount of funds held in the Replacement Reserve account (Positive Number).	NUMBER(10,2)
Restricted Escrow Bal	Amount of funds held in the Restricted Escrow account.	NUMBER(10,2)
Suspense Balance	Amount of funds held in the Suspense account (Positive Number).	NUMBER(10,2)	X
Servicer Retained Loss
The total amount of the Gross Final Actual (Loss)/Gain the servicer will take, due to Interest/Expense Curtailments by HUD/VA (This would include Advances not claimed to HUD/VA or MI due to servicer error) (Positive Number).
NUMBER(10,2)

E-3-3

EXHIBIT F

[RESERVED]

F-1

EXHIBIT G

TRANSACTION PARTIES

Trustee: U.S. Bank National Association

Master Servicer: Aurora Loan Services LLC

Certificate Insurer: N/A

Interest Rate Cap and Swap Counterparty: HSBC Bank USA, National Association

Deferred Interest Cap Counterparty: N/A

Servicers: Countrywide Home Loans Servicing LP and Aurora Loan Services LLC

Originators: American Home Mortgage Corp., Countrywide Home Loans, Inc., GreenPoint Mortgage Funding, Inc., and Lehman Brothers Bank, FSB

Custodians: Deutsche Bank National Trust Company, LaSalle Bank National Association and U.S. Bank National Association

Seller: Lehman Brothers Holdings Inc.

G-1

EXHIBIT H

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the applicable criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY] [NAME OF SUBSERVICER]

Date: _________________________

By: